Exhibit 99.1

Investor Relations:

Christopher Taylor

781-398-2466

Media Relations:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals Provides Preliminary Revenue Results for Third Quarter 2006

— Revenue growth of 90% over Q3 2005 reflects ANTARA® acquisition —

Waltham, Mass., October 11, 2006 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) today announced preliminary revenue results for the quarter ended September 30, 2006. The Company expects to record total third quarter revenues of slightly more than $11 million, with approximately $4 million from ANTARA® 130 mg (fenofibrate) capsules and approximately $4 million in revenues related to FACTIVE® (gemifloxacin mesylate) tablets. The Company plans to announce complete financial results and host a conference call with investors on November 9, 2006.

“Following the strategic acquisition of ANTARA, sales force promotion began in late August, and the product has already had a significant positive impact on our revenues,” stated Steven M. Rauscher, President and Chief Executive Officer of Oscient Pharmaceuticals. “We look forward to building momentum with FACTIVE as we enter the respiratory tract infection season and progress into winter.”

During the third quarter, over 49,500 prescriptions for FACTIVE were written – compared to 35,400 in the third quarter of 2005. FACTIVE generated approximately 5,250 prescriptions in the week ending September 29th, up from the summer low of 2,600 in the holiday week ending July 7th. For ANTARA, more than 8,700 prescriptions were filled in the most recent week available. In the six weeks since the ANTARA acquisition, approximately 50,000 total prescriptions have been written.

Oscient expects the total cash, restricted cash and investments balance as of September 30, 2006 to be approximately $51 million. During the third quarter, Oscient used approximately $12 million of its own cash toward the acquisition of ANTARA.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity and ANTARA® 130 mg (fenofibrate) capsules, FDA-approved for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. Oscient has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated disease (CDAD).

Forward-Looking Statement

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could

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Q3 Preliminary Results

October 11, 2006

differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (i) our ability to successfully commercialize and market ANTARA or FACTIVE due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; (ii) our ability to integrate ANTARA into our business; (iii) whether we will be able to expand the indications for which FACTIVE is approved; (iv) the delay or inability to find sublicensing partners for FACTIVE or to negotiate favorable licensing terms; (v) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidate; and (vi) delays by the FDA. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2006 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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